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                                                                      EXHIBIT 21

                           DELL COMPUTER CORPORATION
                            Listing of Subsidiaries

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

NAME                                            JURISDICTION
Dell Asia Pacific Sdn Liaison Office         India/Malaysia
Dell Asia Pacific Sdn.                       Malaysia
Dell Catalog Sales Corporation               Delaware
Dell Catalog Sales L.P.                      Texas
 dba Dell Computer Home Systems
Dell Computadores do Brasil LTDA.            Brazil
Dell Computer (Pty.) Ltd.                    South Africa
Dell Computer AB                             Finland
Dell Computer AB                             Sweden
Dell Computer AS                             Denmark
Dell Computer AS                             Norway
Dell Computer Asia LTD.                      Hong Kong
Dell Computer Asia Pte. Ltd.                 Singapore
Dell Computer BV                             Netherlands
Dell Computer Co., Ltd.                      Thailand
Dell Computer Corporation                    Korea
Dell Computer Corporation                    Ontario, Canada
Dell Computer Corporation K.K.               Japan
Dell Computer Corporation Limited            United Kingdom
Dell Computer de Mexico, S.A. de C.V.        Mexico
Dell Computer EEIG                           United Kingdom
Dell Computer Ges.m.b.H                      Austria
Dell Computer GmbH                           Germany
Dell Computer Holdings (Europe) B.V.         Netherlands
Dell Computer Holdings Corporation           Delaware
Dell Computer Holdings L.P.                  Texas
Dell Computer International Transactions     Madeira
 LDA
Dell Computer Limited                        Ireland
Dell Computer Limited                        New Zealand
Dell Computer NV                             Belgium
Dell Computer NV                             Madeira
Dell Computer OY                             Finland
Dell Computer PTY. Limited                   Australia
Dell Computer S.A.                           France
Dell Computer S.A.                           Spain
Dell Computer SA                             Switzerland
Dell Computer sro                            Czech Republic
Dell Computer Sp.z,o.o.                      Poland
Dell Direct                                  Ireland
Dell Direct Sales Corporation                Delaware
Dell Direct Sales L.P.                       Texas
Dell Distribution (EMEA) Limited             United Kingdom
Dell Eastern Europe Corporation              Delaware
Dell Export Sales Corporation                Barbados
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

Dell Funding Corporation                     Delaware
Dell Gen. P. Corp.                           Delaware
Dell International Incorporated              Delaware
Dell Products (Asia) BV Taiwan Branch        Taiwan
Dell Marketing Corporation                   Delaware
Dell Marketing L.P.                          Texas
dba Dell Computer Marketing L.P.
Dell Products                                Ireland
Dell Products (Asia) B.V.                    Netherlands
Dell Products (Europe) B.V.                  Netherlands
Dell Products (Europe) B.V. Beijing          Beijing/Netherlands
Representative Office
Dell Products Corporation                    Delaware
Dell Products L.P.                           Texas
Dell Quebec Inc.                             Quebec
Dell Receivables Gen P. Corp.                Delaware
Dell Receivables L.P.                        Texas
Dell Research                                Ireland
Dell USA Corporation                         Delaware
Dell USA L.P.                                Texas
Dell World Trade L.P.                        Texas
DCC  Executive Security Inc.                 Delaware
Dell Computer (FZE) (U.A.E.)                 Dubai
Dell Computer de Chile LTDA                  Chile
Dell Computer Holdings (Europe)              Netherlands
Investments, C.V.
Dell Computer International (II) -           Madeira
Comerico de Computadores Sociedad
Unipissal LDA
Dell Computer (China) Co. Ltd.               Xiamen
Dell Computer de Chile Corp.                 Delaware
Dell Computer de Colombia Corp.              Delaware
Dell Computer (Italia) S.p.A.                Italy
Dell Computer Services de Mexico de C.V.     Mexico
Dell DFS Corporation                         Delaware
Dell Financial Services L.P.                 Texas - nonconsolidated subsidiary
Dell Credit Company L.L.C.                   Delaware - nonconsolidated subsidiary
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